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Exhibit 24.2

Power of Attorney

        KNOW ALL BY THESE PRESENTS, that Bryan Lourd hereby appoints Thomas J. McInerney, Gregory R. Blatt and Joanne Hawkins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the joint Registration Statement on Form S-4 filed by IAC/InterActiveCorp and Expedia, Inc. with the Securities and Exchange Commission on April 25, 2005, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Date: June 6, 2005	/s/ BRYAN LOURD Bryan Lourd Director, IAC/InterActiveCorp

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Power of Attorney